CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions "Independent Registered Public Accounting Firm" and "Financial Statements", each dated August 31, 2023, and each included in this Post- Effective Amendment No. 135 to the Registration Statement (Form N-1A, File No. 033- 70958) of Touchstone Funds Group Trust (the "Registration Statement").

We also consent to the incorporation by reference of our report dated November 18, 2022, with respect to the financial statements and financial highlights of Touchstone International ESG Equity Fund (effective August 31, 2023 changed name to Touchstone Sands Capital International Growth Equity Fund) (the "Fund") (one of the funds constituting Touchstone Funds Group Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Cincinnati, Ohio

August 30, 2023